EXHIBIT 5.1

SICHENZIA ROSS FRIEDMAN FERENCE LLP

61 Broadway, 32nd Floor

New York, NY 10006

Telephone: (212) 930-9700

Facsimile: (212) 930-9725

July 6, 2012

Synergy Pharmaceuticals Inc.

420 Lexington Avenue

Suite 1609

New York, New York 10170

Re: Synergy Pharmaceuticals Inc.’s Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Synergy Pharmaceuticals Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-3, filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) relating to an aggregate initial offering price not to exceed $250,000,000 of one or more of the following securities which may be issued by the Company, from time to time, under the Registration Statement: (i) shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), which may include shares of Common Stock issuable upon the conversion or exercise of the other Securities included in the Registration Statement, (ii) shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”), which may include shares of Preferred Stock issuable upon the exercise of the Warrants (as defined herein) included in the Registration Statement, (iii)  warrants (the “Warrants”) to purchase Common Stock or Preferred Stock, which may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a designated warrant agent (the “Warrant Agent”) and (iv) units (the “Units”) comprised of any combination of the foregoing Securities, which may be issued pursuant to a unit agreement (the “Unit Agreement”) between the Company and a designated unit agent (the “Unit Agent”).  The Common Stock, Preferred Stock, Warrants and Units are collectively referred to herein as the “Securities” and each, a “Security.”

We also have acted as counsel to the Company in connection with an offering of shares of Common Stock having an aggregate offering price of up to $30,000,000 of shares of Common Stock that may be issued and sold (the “Sales Agreement Shares”) under a Sales Agreement, dated June 21, 2012, between the Company and Cantor Fitzgerald & Co. (the “Sales Agreement”). The preliminary prospectus supplement for the offer and sale of the Sales Agreement Shares is included in the Registration Statement (as may be amended or supplemented, the “Sales Agreement Prospectus Supplement”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and no opinion is expressed herein pertaining to the Registration Statement, any prospectus contained therein or any prospectus supplement hereafter filed, other than with respect to the enforceability of the Applicable Agreements (defined below) and the legally-issued nature of the Securities.

We have reviewed such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate to express the opinions set forth below. In making our examination of records, documents, agreements and certificates, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates, and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering our opinions, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Company.

Based upon and subject to the foregoing and to the other assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.             With respect to any offering of Common Stock by the Company pursuant to the Registration Statement other than pursuant to the Sales Agreement (the “Offered Common Stock”), the shares of Offered Common Stock (including any Offered Common Stock duly issued upon conversion or exchange of other securities) will be duly authorized, validly issued, fully paid and non-assessable.

2.             With respect to any offering of Preferred Stock by the Company pursuant to the Registration Statement (the “Offered Preferred Stock”), when a certificate of designation with respect to the Offered Preferred Stock has been filed with and accepted for filing by the Delaware Secretary of State, the shares of Offered Preferred Stock, (including any Offered Preferred Stock duly issued upon conversion or exchange of other securities) will be duly authorized, validly issued, fully paid and non-assessable.

3.             With respect to any offering of Warrants by the Company pursuant to the Registration Statement (the “Offered Warrants”), when the Warrant Agreement, in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein, relating to such Warrants has been duly authorized, executed and delivered by each of the Warrant Agent and the Company, the Offered Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.             With respect to any offering of Units by the Company pursuant to the Registration Statement (the “Offered Units”), when (a)  the Unit Agreement, in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein, relating to such Units has been duly authorized, executed and delivered by each of the Unit Agent and the Company and (b) when the Warrant Agreement, in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement, which is a components of such Offered Units, has been duly authorized, executed and delivered by each of the Warrant Agent and the Company, such Units will be validly issued and will entitle the holder thereof to the rights specified in the Unit Agreement, if any.

5.             With respect to the Sales Agreement Shares, the Sales Agreement Shares will be duly authorized, validly issued, fully paid and non-assessable.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Securities offered pursuant to the Registration Statement other than the Sales Agreement Shares (the “Offered Securities”):

(i)  the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company shall have duly established the terms of the Offered Securities;

(ii)  the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company shall have duly authorized, and taken any other necessary corporate action to approve the creation, issuance and sale of, the Offered Securities and related matters (including without limitation with respect to Offered Preferred Shares, the creation, execution, acknowledgment and filing of a certificate of designation stating the number, designation, relative rights, preferences and limitations of any such Offered Preferred Shares in accordance with the applicable provisions of the corporate laws of the State of Delaware) and such authorizations and actions have not been rescinded;

(iii)  the terms of the issuance and sale of the Offered Securities have been duly established in conformity with the second amended and restated certificate of incorporation, the amended and restated by-laws, and other similar formation documents of the Company (the “Formation Documents”) and any other relevant agreement, including, but not limited to, the Sales Agreement, the Warrant Agreement and the Unit Agreement (collectively, the “Applicable Agreements”), so as not to violate any applicable law, the Formation Documents (subject to the further assumption that such Formation Documents have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company;

(iv)  the Offered Securities, and any certificates representing the interests in the relevant Offered Securities, have been duly authenticated, authorized, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor (in an amount per share of Offered Common Stock or Offered Preferred Stock, as appropriate, not less than the par value thereof) and have been duly issued and sold in accordance with any relevant agreement (including, but not limited to, any Applicable Agreements), any underwriting agreement with respect to the Offered Securities or any other duly authorized, executed and delivered, applicable, valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement or any post-effective amendment thereto, and any prospectus supplement(s) relating thereto;

(vi)  the Registration Statement, as finally amended (including all necessary post-effective amendments) and any additional registration statement filed under the Securities Act will have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded;

(vii)  appropriate prospectus supplement(s) shall have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Offered Securities offered thereby;

(viii)  the Offered Securities shall be issued and sold in compliance with all federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable prospectus supplement and there shall not have occurred any change in law affecting the validity of the opinions rendered herein;

(ix)  if the Offered Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Securities in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, has been duly authorized, executed and delivered by the Company and the other parties thereto;

(x)  in the case of an Applicable Agreement or other agreement or instrument pursuant to which any Offered Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein and

(xi) in the case of an Applicable Agreement or other agreement or instrument pursuant to which any Offered Securities are to be issued,  we have assumed that the laws of the State of New York will be chosen to govern such agreement or instrument and that such choice is a valid and legal provision.

The foregoing opinions are based upon and expressly limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. We do not purport to be experts on, or to express any opinion with respect to the applicability thereto, or to the effect, of the laws of any other jurisdiction or as to matters of local law or the laws of local governmental departments or agencies within the State of Delaware.

Any opinion set forth herein as to enforceability of obligations of the Company is subject to: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); (ii) provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars; and (iii) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.  Rights to indemnification and contribution may also be limited by federal and state securities laws.

We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that (i) requires or relates to payment of any interest at a rate or in an amount which a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (ii) relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, the Related Registration Statement and to the reference to this firm under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or under the rules and regulations promulgated by the Securities and Exchange Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws, even where the Offered Securities or Sales Agreement Shares may be issued from time to time on a delayed or continuous basis.

Very truly yours,

/s/ Sichenzia Ross Friedman Ference LLP